UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 17, 2017

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, the Board of Directors (the “Board”) of MiMedx Group, Inc. (the “Company”) appointed Luis A. Aguilar to the Board. In connection with the appointment, the Board approved an increase in the size of the Board from nine to ten directors. The Board anticipates appointing Mr. Aguilar to serve on the Nominating and Corporate Governance Committee at a later date. Further, the Board will nominate Mr. Aguilar for election as a Class I Director at the Company's 2017 Annual Meeting of Shareholders to be held on May 17, 2017. A press release announcing Mr. Aguilar's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Aguilar served as a Commissioner at the U.S. Securities and Exchange Commission ("SEC") from July 31, 2008 to December 31, 2015. Mr. Aguilar became the eighth longest-serving Commissioner in SEC history, and was one of only three Commissioners to have been nominated by two U.S. Presidents from two different political parties. He is a recognized leader in the nexus of corporate governance, cybersecurity, investor protection, and publicly traded companies. Mr. Aguilar currently serves on the Boards of Directors of Envestnet, Inc. (NYSE: ENV) and Donnelley Financial Solutions, Inc. (NYSE: DFIN). Prior to his SEC appointment, Aguilar was active in business and law and focused on issues related to corporate governance and federal and state securities laws and regulations.

Mr. Aguilar will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors (the "Director Compensation Policy") described under the heading “Director Compensation" in the Company’s proxy statement for the Annual Meeting of Shareholders held on May 18, 2016, filed with the Securities and Exchange Commission on April 12, 2016 (the "2016 Proxy Statement"). The Company’s Director Compensation Policy provides for an initial equity grant made to new non-employee directors upon appointment to the Board of Directors that is valued at $195,000 and vests 1/3 on each of the first, second and third anniversaries of the grant date. Subsequent to the Company's disclosure in the 2016 Proxy Statement, the Company increased the grant value from $127,500 to $150,000 for annual equity grants made to each director who is not a full time employee of the Company and who has been a director for at least 12 months.

There are no arrangements or understandings between Mr. Aguilar and any other persons pursuant to which he was appointed as a director. There are also no family relationships between Mr. Aguilar and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	MiMedx Group, Inc. Press Release, dated March 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 20, 2017	MIMEDX GROUP, INC.

		By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer